For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: jkelley@abinc.com

                                               HOLD FOR RELEASE:
                                               6:30 P.M. EASTERN DAYLIGHT TIME
                                               Wednesday, July 27, 2005

              A&B REPORTS 2nd QUARTER 2005 NET INCOME OF $29.4 MILLION
              --------------------------------------------------------
             Net Income 2% Lower In 2nd Quarter, 17% Higher In 1st Half

         Honolulu (July 27, 2005)--Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported that net income for the second quarter of 2005 was $29,400,000, or $0.66 per fully diluted share. Net income in the second quarter of 2004 was $30,100,000, or $0.70 per fully diluted share. Revenue in the second quarter of 2005 was $392,100,000, compared with revenue of $374,400,000 in the second quarter of 2004.

         Net income for the first half of 2005 was $67,100,000, or $1.52 per fully diluted share. Net income in the first half of 2004 was $57,200,000, or $1.33 per fully diluted share. Revenue in the first half of 2005 was $756,700,000, compared with revenue of $715,600,000 in the first half of 2004.

COMMENTS ON QUARTER & OUTLOOK

         "Although our results for the second quarter are slightly below last year, due principally to timing of real estate sales, our two primary businesses are performing quite well," said Allen Doane, president and chief executive officer of A&B.

         "The second quarter was a good one, with Transportation's operating profit up 24 percent and this key part of the company on track to have an exceptional year. Operating profit from real estate sales was down about two-thirds from strong quarterly performance in 2004, but the nature of this business segment makes it difficult to rely on quarter-to-quarter comparisons. Full-year real estate sales results are the benchmark we use, and here we are confident 2005 will have a favorable result.

         The real estate leasing segment of the business, where quarterly comparisons are meaningful, achieved a 14 percent increase in operating profit. Food Products' results were below expectations in the quarter, with little prospect of improvement for the remainder of the year. In addition, an impairment loss of $2.2 million before tax was recorded in the quarter for our minority investment in the C&H sugar refining business, effectively writing it down to its net realizable value.

         "Several other matters deserve comment," noted Doane. "At Matson, the competitive situation continues to evolve. Pasha, with one special purpose auto vessel, entered the Hawaii market late in the first quarter. Matson has responded to this new competition and will likely increase its competitive response over time. In Matson's core container carriage business, the MANULANI was placed into the Hawaii service in June. This ship is the third of four efficient new vessels, and the first purchased because of Matson's new Guam/China service. These new ships provide improved operating economics that will benefit the Hawaii, Guam and China markets.

         "In real estate, there have been several notable events. Initial market response to our Kukui`ula venture is highly encouraging, and our Kai Malu venture at Wailea is exceeding expectations. Government approval has just been received to proceed with development of a 352-unit residential condominium in Honolulu called Keola La`i. We also have other investments in the pipeline that should be made public in the next several months.

         "In the near term, all 100 units of our Lanikea high rise are expected to close in the third quarter, and initial closings at the 247-unit Hokua condominium venture are now scheduled for January 2006.

         "The Hawaii economy remains vibrant, with little change expected in the next 6 to 12 months. All in all, our business environment remains favorable. The outlook for 2005 is excellent, but I would be somewhat cautious about 2006, as the Guam/China service is initiated, and economic momentum and real estate may shift into a lower gear."

TRANSPORTATION--OCEAN TRANSPORTATION
--------------------------------------------------------------------------
                                          Quarter Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                  2005            2004          Change
--------------------------------------------------------------------------
  Revenue                          $ 221.0         $ 208.1            6%
  Operating Profit                 $  38.7         $  31.4           23%
--------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------
  Hawaii Containers                44,300          40,400            10%
  Hawaii Automobiles               43,300          41,600             4%
  Guam Containers                   4,200           4,300            -2%
--------------------------------------------------------------------------

         For the second quarter of 2005, Ocean Transportation revenue of $221.0 million was $12.9 million, or 6 percent, higher than the second quarter of 2004. This increase was due to higher Hawaii container volume, improved yields and cargo mix, and increases in the fuel surcharge necessitated by higher fuel prices. Total Hawaii container volume was ten percent higher than the second quarter of 2004, reflecting continuing economic growth in the state. Total Hawaii automobile volume was 4 percent higher.

         Operating profit of $38.7 million was $7.3 million, or 23 percent, higher than the second quarter of 2004. This increase was primarily the result of the higher Hawaii container volume, improved Hawaii and Guam yields and cargo mix, and lower vessel repairs and operating overhead expenses.

         Matson enjoyed an unusually high operating profit margin in the quarter, 17.5 percent. A portion of higher-than-normal margin was due to continuing good performance at SSA Terminals, LLC (SSAT), a stevedoring and terminal operating company of which Matson is a minority partner. Income from this investment is included in operating profit, but not in revenue.


--------------------------------------------------------------------------
                                           Half Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004           Change
--------------------------------------------------------------------------
  Revenue                        $ 427.2         $ 404.6              6%
  Operating Profit               $  68.4         $  50.0             37%
--------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------
  Hawaii Containers               85,600          80,100              7%
  Hawaii Automobiles              78,900          77,900              1%
  Guam Containers                  8,200           8,800            - 7%
--------------------------------------------------------------------------

         For the first half of 2005, Ocean Transportation revenue of $427.2 million was $22.6 million, or 6 percent, higher than the first half of 2004. This increase also was due to higher Hawaii container volume, improved yields and cargo mix, and increases in the fuel surcharge necessitated by higher fuel costs. Total Hawaii container volume was 7 percent higher than the first half of 2004. Total Hawaii automobile volume was 1 percent higher.

        Operating profit of $68.4 million was $18.4 million, or 37 percent, higher than the first half of 2004. This increase was primarily the result of the higher Hawaii container volume, higher earnings from SSAT, improved Hawaii and Guam yields and cargo mix, lower vessel operating expenses and lower operating overhead expenses. The majority of the improvement at SSAT resulted from higher international import volumes and the balance from SSAT's January fiscal-year-end closing adjustments.

TRANSPORTATION--LOGISTICS SERVICES

--------------------------------------------------------------------------
                                          Quarter Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                        $ 106.6          $ 93.5           14%
  Operating Profit               $   3.6          $  2.6           38%
--------------------------------------------------------------------------

         Logistics services revenue of $106.6 million was $13.1 million, or 14 percent, higher than the second quarter of 2004. Revenue was higher due to a 4 percent total net increase in volume, with strength in highway volumes, partially offset by small declines in domestic and intermodal rail volumes. Rates were higher in all lines.

         Operating profit of $3.6 million was $1.0 million, or 38 percent, higher than in the comparable period last year. Gross margins were higher in all lines, offset, in part, by higher G&A and other normal operating expenses.

         The operating profit margin for the logistics services business reached a record high 3.4 percent in the second quarter of 2005, compared with 2.8 percent for the second quarter of 2004 and the previous high of 3.1 percent in the first quarter of 2005. The improvement was due to a greater portion of higher-margin highway volume in the total, and growing economies of scale.

--------------------------------------------------------------------------
                                          Half Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                        $ 202.7         $ 167.6           21%
  Operating Profit               $   6.6         $   3.6           83%
--------------------------------------------------------------------------

         Logistics services revenue of $202.7 million was $35.1 million, or 21 percent, higher than the first half of 2004. Revenue was higher due to a 9 percent increase in volume, with rises in all lines, and higher rates.

         Operating profit of $6.6 million was $3.0 million, or 83 percent, higher than in the comparable period last year. Similar to the quarter, gross margins were higher in all lines, offset, in part, by higher G&A and other normal operating expenses.

REAL ESTATE--LEASING

--------------------------------------------------------------------------
                                          Quarter Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                         $ 21.3          $ 20.4             4%
  Operating Profit                $ 10.5          $  9.2            14%
--------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------
  Mainland                           95%             94%             1%
  Hawaii                             92%             90%             2%
--------------------------------------------------------------------------
Leasable Space (Million sq. ft.)
-----------------------------------------------------------------------
  Mainland                           3.5             3.7            -5%
--------------------------------------------------------------------------
  Hawaii                             1.7             1.7            --
--------------------------------------------------------------------------

         Property Leasing revenue for the second quarter of 2005 (before removing amounts treated as discontinued operations) of $21.3 million was $0.9 million, or 4 percent, higher than the second quarter of 2004. Operating profit of $10.5 million was $1.3 million, or 14 percent, higher. The improved revenue and operating profit resulted primarily from property acquisitions subsequent to the second quarter of 2004 and higher occupancy rates. A one-time cost incurred in 2004 for siding repairs to an office building in Honolulu also contributed to the improvement in operating profit.

         Comparing the periods, there was a small net reduction in the leasable area on the Mainland. On the Mainland, two leased properties were sold during the first quarter and one acquired during the second. In Hawaii, one property, a ground lease of a retail site in Honolulu, was acquired during the first quarter.

--------------------------------------------------------------------------
                                          Half Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                         $ 43.2          $ 41.2             5%
  Operating Profit                $ 21.2          $ 18.7            13%
--------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------
  Mainland                           95%             94%             1%
  Hawaii                             91%             90%             1%
--------------------------------------------------------------------------

         Property Leasing revenue for the first half of 2005 (before removing amounts treated as discontinued operations) of $43.2 million was $2.0 million, or 5 percent, higher than the first half of 2004. Operating profit of $21.2 million was $2.5 million, or 13 percent, higher. The improved revenue and operating profit resulted from property acquisitions subsequent to the first half of 2004, timing of expenditures for repairs in 2004 to siding on an office building in Honolulu and lease termination payments received in 2005.


REAL ESTATE--SALES

--------------------------------------------------------------------------
                                          Quarter Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                         $ 14.6          $ 28.3           -48%
  Operating Profit                $  4.8          $ 13.4           -64%
--------------------------------------------------------------------------

         Property sales revenue in the second quarter of 2005 of $14.6 million was $13.7 million, or 48 percent, lower than the second quarter of 2004. Operating profit from property sales of $4.8 million was $8.6 million, or 64 percent, lower than the strong results of the second quarter of 2004. Both decreases resulted simply from the timing of transactions. Real estate demand in Hawaii remains high in virtually all areas and all segments of the market.

         Sales during the second quarter of 2005 consisted primarily of the 80 percent balance of an installment sale of a 30-acre development parcel at Wailea. Sales during the second quarter of 2004 consisted primarily of 13 commercial properties on Maui and Oahu that sold for a total of $8.9 million, including 11 lots at Mill Town Center on Oahu; three resort residential parcels at Wailea, including the first 20 percent of the parcel that just closed, that sold for $13.8 million; one floor in the Alakea Corporate Tower in Honolulu for $1 million and 5 residential house lots at Wailea, for $4.3 million.

--------------------------------------------------------------------------
                                          Half Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                         $ 60.5          $ 68.4           -12%
  Operating Profit                $ 21.3          $ 32.4           -34%
--------------------------------------------------------------------------

         Property sales revenue in the first half of 2005 of $60.5 million was $7.9 million, or 12 percent, lower than the first half of 2004. Again, the decrease was primarily due to timing, with a large number of sales occurring in the first half of 2004. Operating profit from property sales of $21.3 million was $11.1 million, or 34 percent, lower than the strong results of the first half of 2004.

         In addition to the final installment payment in the second quarter, sales during the first half of 2005 also consisted primarily of Ontario Pacific Business Centre, in Ontario, Calif., for $17.8 million; Northwest Business Center, in San Antonio, Texas, for $6.3 million; 5-1/2 floors at Alakea Corporate Tower, a Honolulu office condominium, for $5.5 million; an eight-acre residential resort development parcel at Wailea for $4.5 million; a commercial development parcel in Waikiki; three residential lots at Wailea Golf Vistas; three lots at Maui Business Park Phase I and three lots at Mill Town Center on Oahu.

         In the first half of 2004, sales consisted primarily of 30 commercial properties on Maui and Oahu that sold for a total of $21.1 million, including 7 lots at Maui Business Park and 20 lots at Mill Town Center on Oahu; three resort residential parcels at Wailea that sold for a total of $13.8 million; 8-1/2 floors at Alakea Corporate Tower for $9.8 million, and 28 residential lots, including 26 at Wailea Golf Vistas, for $23.2 million. In addition, 11 sales of homes at the Kai Lani joint venture on Oahu closed out that project.

         Discontinued operations in the first half of 2005 included the Ontario Pacific Business Centre and Northwest Business Center, and the fee interest in a parcel on Maui. They also included the operating results of an office building on Maui and two office buildings in downtown Honolulu that the Company plans to sell within the next 12 months. The amounts reported as continuing and discontinued operations in prior quarters are restated each time a property is designated as discontinued.

FOOD PRODUCTS

--------------------------------------------------------------------------
                                          Quarter Ended June 30
--------------------------------------------------------------------------

Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                         $ 32.2          $ 28.9           11%
  Operating Profit                $  0.3          $  0.3            -
--------------------------------------------------------------------------
Tons Sugar Produced               58,400          53,200           10%
--------------------------------------------------------------------------

         Food Products revenue in the second quarter of 2005 of $32.2 million was $3.3 million, or 11 percent, higher than in 2004. The increase reflected higher sales volume and higher prices of sugar, and higher rates on sales of electrical power.

         Operating profit of $0.3 million was virtually the same as that of the second quarter of 2004. The benefits of the higher revenue were offset entirely by a revised higher cost per ton of sugar. This change was due to a recently projected decrease in the size of the 2005 sugar crop, combined with higher operating costs, especially for fuel. HC&S will produce a smaller crop in 2005, so that future crops have greater age prior to harvesting, offsetting the cumulative effects of recent droughts, fires and other negative impacts.

--------------------------------------------------------------------------
                                          Half Ended June 30
--------------------------------------------------------------------------
Dollars in Millions                2005            2004          Change
--------------------------------------------------------------------------
  Revenue                         $ 54.6          $ 42.3           29%
  Operating Profit                $  9.3          $  2.9           3.2X
--------------------------------------------------------------------------
Tons Sugar Produced               77,900          64,900           20%
--------------------------------------------------------------------------

         Food Products revenue in the first half of 2005 of $54.6 million was $12.3 million, or 29 percent, higher than in 2004. More sugar was sold than in the year-earlier period, but sales of power were lower. Higher rates boosted total power sales revenue. Both revenue and operating profit benefited from a $5.5 million one-time, weather-related federal relief payment received during the first quarter. Operating profit of $9.3 million was $6.4 million, or 3.2 times, higher than that of the first half of 2004. The majority of the increase was due to the federal payment.

CORPORATE EXPENSE, OTHER

          For the second quarter of 2005, corporate expenses of $5.2 million were $0.4 million, or 8 percent, higher than the second quarter of 2004. For the first six months, corporate expense of $10.5 million is $1.5 million, or 17 percent higher. The increases in both periods were primarily due to increased amortization of restricted stock grants, increased professional services and legal expenses, and higher personnel costs, partially offset by lower Sarbanes-Oxley related costs. An impairment loss of $2.2 million was recorded in the second quarter, reducing A&B's investment in C&H to its net realizable value.

BALANCE SHEET, CASH FLOW COMMENTS

         Working capital increased by $57 million since year-end 2004, primarily due to higher balances of real estate held for sale. The $148 million increase in Property, Net and the $100 million increase in Long-Term Debt both reflect primarily the delivery of the new vessel.

         Similarly, comparing the cash flows in the first six months of 2005 and 2004, the $150 million increase in Capital Expenditures and the $121 million issuance of debt also reflect primarily the delivery of the new ship.

         Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about
A&B may be found at its web site: www.alexanderbaldwin.com.
                                  -------------------------
         Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.


                                   ALEXANDER & BALDWIN, INC.
                                   ------------------------
                    2005 and 2004 Second-Quarter and First-Half Results
                    ---------------------------------------------------


                                                          2005                 2004
                                                          ----                 ----
 Three Months Ended June 30
 --------------------------
 Revenue                                              $392,100,000         $374,400,000
 Income From Continuing Operations                     $29,100,000          $29,000,000
 Discontinued Operations:  Properties(1)                  $300,000           $1,100,000
 Net Income                                            $29,400,000          $30,100,000
 Basic Share Earnings
      Continuing Operations                                  $0.67                $0.68
      Net Income                                             $0.67                $0.71
 Diluted Share Earnings
      Continuing Operations                                  $0.66                $0.67
      Net Income                                             $0.66                $0.70
 Average Shares Outstanding                             43,600,000           42,500,000
 Diluted Average Shares Outstanding                     44,200,000           43,100,000

 Six Months Ended June 30:
 ------------------------
 Revenue                                              $756,700,000         $715,600,000
 Income From Continuing Operations                     $62,500,000          $55,500,000
 Discontinued Operations:  Properties(1)                $4,600,000           $1,700,000
 Net Income                                            $67,100,000          $57,200,000
 Basic Share Earnings
      Continuing Operations                                  $1.44                $1.31
      Net Income                                             $1.54                $1.35
 Diluted Share Earnings
      Continuing Operations                                  $1.42                $1.29
      Net Income                                             $1.52                $1.33
 Average Shares Outstanding                             43,500,000           42,400,000
 Diluted Average Shares Outstanding                     44,100,000           43,000,000

(1) "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.


                                                   Industry Segment Data, Net Income
                                          (In Millions, Except Per Share Amounts, Unaudited)

                                                           Three Months Ended               Six Months Ended
                                                           ------------------               ----------------
                                                                June 30,                        June 30,
                                                                --------                        --------
                                                          2005            2004            2005            2004
                                                          ----            ----            ----            ----
Revenue:
-------
  Transportation
      Ocean Transportation                           $    221.0      $    208.1      $    427.2      $    404.6
      Logistics Services                                  106.6            93.5           202.7           167.6
  Real Estate
      Leasing                                              21.3            20.4            43.2            41.2
      Sales                                                14.6            28.3            60.5            68.4
      Less Amounts Reported In
         Discontinued Operations                           (1.7)           (3.1)          (28.1)           (5.3)
  Food Products                                            32.2            28.9            54.6            42.3
  Reconciling Items                                        (1.9)           (1.7)           (3.4)           (3.2)
                                                     ----------      ----------      ----------      ----------
      Total Revenue                                  $    392.1      $    374.4      $    756.7      $    715.6
                                                     ==========      ==========      ==========      ==========

Operating Profit, Net Income:
-----------------------------
  Transportation
      Ocean Transportation                           $     38.7      $     31.4      $     68.4      $     50.0
      Logistics Services                                    3.6             2.6             6.6             3.6
  Real Estate
      Leasing                                              10.5             9.2            21.2            18.7
      Sales                                                 4.8            13.4            21.3            32.4
      Less Amounts Reported In
         Discontinued Operations                           (0.6)           (1.7)           (7.5)           (2.7)
  Food Products                                             0.3             0.3             9.3             2.9
                                                     ----------      ----------      ----------      ----------
      Total Operating Profit                               57.3            55.2           119.3           104.9
  Write-down of C&H                                        (2.2)            -              (2.2)            -
  Interest Expense                                         (3.0)           (3.2)           (5.8)           (6.4)
  Corporate Expenses                                       (5.2)           (4.8)          (10.5)           (9.0)
                                                     ----------      ----------      ----------      ----------
      Income From Continuing Operations
         Before Income Taxes                               46.9            47.2           100.8            89.5
  Income Taxes                                            (17.8)          (18.2)          (38.3)          (34.0)
                                                     ----------      ----------      ----------      ----------
  Income From Continuing Operations                        29.1            29.0            62.5            55.5
      Discontinued Operations: Properties                   0.3             1.1             4.6             1.7
                                                     ----------      ----------      ----------      ----------

  Net Income                                         $     29.4      $     30.1      $     67.1      $     57.2
                                                     ==========      ==========      ==========      ==========

  Basic Earnings Per Share, Continuing Operations    $     0.67      $     0.68      $     1.44      $     1.31
  Basic Earnings Per Share, Net Income               $     0.67      $     0.71      $     1.54      $     1.35

  Diluted Earnings Per Share, Continuing Operations  $     0.66      $     0.67      $     1.42      $     1.29
  Diluted Earnings Per Share, Net Income             $     0.66      $     0.70      $     1.52      $     1.33

  Average Shares                                           43.6            42.5            43.5            42.4
  Diluted Shares                                           44.2            43.1            44.1            43.0




                            Consolidated Balance Sheets
                            ---------------------------
                                   (In Millions)

                                           June 30,              December 31,
                                           --------              ------------
                                            2005                    2004
                                            ----                    ----
                                        (Unaudited)
ASSETS
Current Assets                          $       358             $       288
Investments                                     130                     111
Real Estate Developments                         56                      82
Property, Net                                 1,281                   1,133
Capital Construction Fund                        37                      40
Other Assets                                    127                     124
                                        -----------             -----------
                  Total                 $     1,989             $     1,778
                                        ===========             ===========

LIABILITIES & EQUITY
Current Liabilities                     $       248             $       235
Long-Term Debt                                  314                     214
Post-Retirement Benefit Obligs.                  46                      45
Other Long-Term Liabilities                      38                      41
Deferred Income Taxes                           388                     339
Shareholders' Equity                            955                     904
                                        -----------             -----------
                  Total                 $     1,989             $     1,778
                                        ===========             ===========



                           Consolidated Statements of Cash Flows
                           -------------------------------------
                                      (In Millions)

                                                    Six Months Ended
                                                    ----------------
                                                         June 30,
                                                         --------
                                              2005                    2004
                                              ----                    ----
                                                      (Unaudited)

Operating Cash Flows                    $       127             $        84
Capital Expenditures                           (174)                    (24)
CCF Withdrawals/(Deposits), Net                 (12)                      -
Proceeds From Issuance of
  (Payment of) Debt, Net                         90                     (31)
Dividends Paid                                  (20)                    (19)
All Other, Net                                   16                       5
                                        -----------             -----------
Increase/(Decrease) In Cash             $        27             $        15
                                        ===========             ===========

Depreciation                            $       (41)            $       (40)
                                        ===========             ===========

                                                      #####